CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 24, 2009, on the statement of assets and liabilities of Dblaine Investment Trust, comprising Dblaine Fund, as of December 17, 2009 and to all references to our firm included in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to Dblaine Investment Trust Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

December 24, 2009